Exhibit 10.2
AMENDMENT NO. 3
AMENDMENT NO. 3, dated as of April 7, 2021 (this “Amendment No. 3”), to the Amended and Restated Credit Agreement, dated as of February 10, 2016 (as amended on February 21, 2017 and on February 12, 2018, and as may be further amended, modified, restated and supplemented from time to time, the “HGC Credit Agreement”), among HGC Holdings LLC, a Hawaii limited liability company (the “Borrower”), the several lenders from time to time parties thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the HGC Credit Agreement;
WHEREAS, the Borrower has requested that certain provisions of the HGC Credit Agreement be amended and waived as set forth herein;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.  Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the HGC Credit Agreement.
SECTION 2.  Amendments to the HGC Credit Agreement.
(a)Amendment to Defined Term. The following definition is hereby amended and restated in its entirety to read as follows:
“Sponsor” means MIC Hawaii Holdings LLC.

SECTION 3.  Effective Date. This Amendment No. 3 shall become effective on the date (the “Effective Date”) on which conditions set forth in this Section 3 have been satisfied:
(a)the Administrative Agent shall have received (i) a counterpart of this Amendment No. 3, executed and delivered by a Responsible Officer of the Borrower and (ii) counterparts of this Amendment No. 3, executed and delivered by each Extending Lender, which Lenders shall constitute the Required Lenders;
(b)no Default shall have occurred and be continuing on the Effective Date;
(c)the representations and warranties contained in the HGC Credit Agreement that are qualified by materiality shall be true and correct on and as of the date of such extension and after giving effect thereto, and such representations and warranties that are not qualified by materiality shall be true and correct in all material respects on and as of the date of such extension and after giving effect thereto, in each case as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, true and correct in all material respects as of such specific date (provided, that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) and, the representations and warranties contained in Section 5.15 of the HGC Credit Agreement shall be deemed to refer to the most recent statements delivered pursuant to clauses (a) and (b) of Section 6.1 of the HGC Credit Agreement);
(d)the Administrative Agent shall have received a certificate executed and delivered by a Responsible Officer of the Borrower certifying as to the matters set forth in clauses (b) and (c) above; and
(e)the Borrower shall have paid (i) to the Administrative Agent, for the account of each Lender party hereto, an amendment fee in an amount equal to 0.025% of such Lender’s outstanding Loans as of the Effective Date, which extension fee once paid shall be fully earned and nonrefundable and (ii) all other fees and reasonable expenses of the Administrative Agent and the Lenders required under the HGC Credit Agreement and any other Loan Document to be paid on or prior to the Effective Date (including reasonable fees and expenses of counsel) in connection with this Amendment No. 3.
SECTION 4.  Acknowledgment and Confirmation of the Borrower. The Borrower hereby confirms and agrees that after giving effect to this Amendment No. 3, the HGC Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against the Borrower in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect. The Borrower represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment No. 3. This acknowledgment and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment No. 3.
SECTION 5.  GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT NO. 3 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.6 OF THE HGC CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
SECTION 6.  Miscellaneous.
(a)Except as expressly modified hereby, the HGC Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the HGC Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the HGC Credit Agreement after giving effect to this Amendment No. 3. Any reference to the HGC Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the HGC Credit Agreement and Loan Documents as modified hereby. This Amendment No. 3 is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment No. 3 shall constitute a Loan Document under the terms of the HGC Credit Agreement.
(b)This Amendment No. 3 may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same document.
(c)With respect to successors and assigns, each party hereto hereby agrees as set forth in Section 10.10 of the HGC Credit Agreement as if such section were set forth in full herein.

(d)Any provision of this Amendment No. 3 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
HGC HOLDINGS LLC

By: /s/

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative
Agent and Lender

By: /s/

Required Lenders

By: /s/